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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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☐	Definitive Proxy Statement
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☐	Soliciting Material under Rule 14a-12
IRON MOUNTAIN INCORPORATED
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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IRON MOUNTAIN INCORPORATED

745 Atlantic Avenue
Boston, Massachusetts 02111

NOTICE OF 2004 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 27, 2004

To the Shareholders of
    IRON MOUNTAIN INCORPORATED:

        Iron Mountain Incorporated will hold its 2004 Annual Meeting of Shareholders at the offices of Sullivan & Worcester LLP, One Post Office Square, 21st Floor, Boston, Massachusetts, on May 27, 2004 at 10:00 a.m. local time for the following purposes:

  1.
  To elect the directors of Iron Mountain Incorporated for a one-year term or until their successors are elected and qualified;

  2.
  To approve an amendment to Iron Mountain's Amended and Restated Articles of Incorporation to increase the number of authorized shares of Iron Mountain's Common Stock, par value $.01 per share, from 150,000,000 to 200,000,000;

  3.
  To approve an amendment to the Iron Mountain Incorporated 2002 Stock Incentive Plan to increase the number of shares of Common Stock authorized for issuance thereunder from 1,352,543 to 3,352,543; and

  4.
  To transact such other business as may properly come before the Annual Meeting.

        Attached to this notice is a Proxy Statement relating to the proposals to be considered at the Annual Meeting. The Board of Directors has fixed the close of business on April 5, 2004 as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting or at any adjournment or postponement thereof. In the event that the Annual Meeting is adjourned for at least 15 days due to the absence of a quorum, those shareholders entitled to vote who attend the adjourned meeting, although otherwise less than a quorum, shall constitute a quorum for the purpose of acting upon any matter set forth in this notice except as set forth in the accompanying proxy statement.

        Your vote is important regardless of the number of shares you own. The Company requests that you complete, sign, date and return the enclosed proxy card without delay in the enclosed postage-paid return envelope, even if you now plan to attend the Annual Meeting. You may revoke your proxy at any time prior to its exercise by delivering written notice or another duly executed proxy bearing a later date to the Secretary of the Company, or by attending the Annual Meeting and voting in person.

        All shareholders are cordially invited to attend the Annual Meeting.

                      By order of the Board of Directors,

                      GARRY B. WATZKE, Secretary

Boston, Massachusetts
April 22, 2004

IRON MOUNTAIN INCORPORATED

745 ATLANTIC AVENUE
BOSTON, MASSACHUSETTS 02111

PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS

To be held on May 27, 2004

GENERAL INFORMATION

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Iron Mountain Incorporated ("Iron Mountain" or the "Company") for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on May 27, 2004 or at any adjournment or postponement thereof.

        The Company's Annual Report to Shareholders for the year ended December 31, 2003 is being mailed to shareholders with the mailing of this Proxy Statement on or about April 22, 2004.

        Iron Mountain will bear all costs of solicitation of proxies. Brokers, banks, custodians and other fiduciaries will be requested to forward proxy soliciting materials to the beneficial owners of shares held of record by such persons, and the Company will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of such proxy materials. Solicitation of proxies by mail may be supplemented by telephone, telecopier or personal solicitation by directors, officers or other regular employees of the Company (who will not receive any additional compensation for any solicitation of proxies), as well as the firm of Georgeson Shareholder, which has been retained by the Company to assist in the solicitation for a fee of approximately $7,500 plus reasonable expenses.

Revocability of Proxies

        Any shareholder giving a proxy in the enclosed form has the power to revoke it at any time before it is exercised. You may revoke your proxy by delivering to the Secretary of the Company at the address given above a written notice of revocation or another duly executed proxy bearing a later date. You may also revoke your proxy by attending the Annual Meeting and voting in person.

Record Date, Voting and Share Ownership

        Iron Mountain's common stock, $0.01 par value per share (the "Common Stock"), is the only class of voting securities outstanding and entitled to vote at the Annual Meeting. As of the close of business on April 5, 2004, the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting, 85,843,184 shares of Common Stock were outstanding and entitled to vote. Each share is entitled to one vote on each matter.

        The presence at the Annual Meeting, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast at the Annual Meeting will constitute a quorum. Shares represented by a properly signed and returned proxy will be treated as present at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining. Shares represented by "broker non-votes" will not be treated as present for purposes of determining a quorum; however, shares voted by a broker on any issue other than a procedural motion will be considered present for all quorum purposes, even if the shares are not voted on every matter. A broker non-vote occurs on an item when a broker identified as the record holder of shares is not permitted to vote on that item without instruction from the beneficial owner of the shares and no instruction has been received.

        A proxy in the enclosed form, if received in time for voting and not revoked, will be voted at the Annual Meeting in accordance with the instructions contained therein. Where a choice is not so specified, the shares represented by the proxy will be counted:

  •
  "For" the election of the nominees for director listed herein;

  •
  "For" the approval of the amendment to the Company's Amended and Restated Articles of Incorporation (the "Charter Amendment"); and

  •
  "For" the approval of the amendment to the Iron Mountain Incorporated 2002 Stock Incentive Plan (the "Plan Amendment").

        Abstentions and broker non-votes will not be counted as votes cast and, therefore, will not affect the election of the directors, the adoption of the Charter Amendment or the adoption of the Plan Amendment.

        Our website address is included several times in this proxy statement as a textual reference only and the information in the website is not incorporated by reference into this proxy statement.

ITEM 1

ELECTION OF DIRECTORS

        The Board has unanimously adopted resolutions approving an amendment to Sections 3.1(c) and (d) of our Bylaws to declassify the Board. Section 3.1(c) of our Bylaws previously provided that the Board be divided into three classes, as nearly equal in number as reasonably possible, with members of each class serving three-year terms. The amendment provides for the annual election of all directors in the manner described below. The Board currently consists of nine directors. While the amendment does not change the present number of directors, the Board has separately determined to reduce the number of directors to eight effective as of the 2004 Annual Meeting. The Board will retain the authority to change that number and to fill any vacancies or newly created directorships.

        Classified or staggered boards have been widely adopted and have a long history in corporate law. Proponents of classified boards assert they promote the independence of directors because directors elected for multi-year terms are less subject to outside influence. Proponents of a staggered system for the election of directors also believe it provides continuity and stability in the management of the business and affairs of a company because a majority of directors always have prior experience as directors of the Company. Proponents further assert that classified boards may enhance shareholder value by forcing an entity seeking control of a target company to initiate arms-length discussions with the board of a target company because the entity is unable to replace the entire board in a single election.

        On the other hand, some investors view classified boards as having the effect of reducing the accountability of directors to shareholders because classified boards limit the ability of shareholders to evaluate and elect all directors on an annual basis. The election of directors is a primary means for shareholders to influence corporate governance policies and to hold management accountable for implementing those policies. In addition, opponents of classified boards assert that a staggered structure for the election of directors may discourage proxy contests in which shareholders have an opportunity to vote for a competing slate of nominees and therefore may erode shareholder value.

        Our Nominating and Governance Committee and Board have carefully considered the advantages and disadvantages of maintaining a classified board structure, and have concluded it is an appropriate time to declassify the Board. This determination by the Board furthers its goal of ensuring that the Company's corporate governance policies maximize management accountability to shareholders and will allow shareholders the opportunity each year to register their views on the performance of the Board.

        In connection with the amendment to our Bylaws to declassify our Board and in order to implement the provisions thereof, each of our directors whose terms would not have otherwise expired at the 2004 Annual Meeting has executed a resignation whereby he will resign at the 2004 Annual Meeting. As a result, the terms for all of our directors will end at the 2004 Annual Meeting. At the Annual Meeting, all directors are to be elected for one-year terms to serve until the Company's 2005 Annual Meeting of Shareholders, or until their successors are elected and qualified. Eugene B. Doggett's term as a director will also terminate as of the 2004 Annual Meeting and he has elected not to seek re-nomination as a director. The Board has elected to reduce the size of the Board to eight directors, and therefore is only nominating eight directors for election. The Board has selected as nominees the following current directors of the Company: Clarke H. Bailey, Constantin R. Boden, Kent P. Dauten, B. Thomas Golisano, John F. Kenny, Jr., Arthur D. Little, C. Richard Reese and Vincent J. Ryan. Each has agreed to serve if elected, and management has no reason to believe that any of the nominees will be unavailable to serve.

        The Company's executive officers were last elected on May 22, 2003. At a meeting to be held immediately following the Annual Meeting, the Board currently intends to elect executive officers of the Company. All executive officers hold office at the discretion of the Board until the first meeting of the Board following the next annual meeting of shareholders or until they sooner die, resign or are removed. Except for T. Anthony Ryan, the Company's Vice President, Real Estate, and Vincent J. Ryan, a director, who are brothers, there are no family relationships between or among any of the Company's officers or directors.

Required Vote

        The affirmative vote of holders of a plurality of the votes properly cast at the Annual Meeting is required to elect each director. For purposes of determining which nominees receive a plurality, only those cast "For" are included, and any abstentions or broker non-votes will not count in making that determination.

        The Board recommends that you vote FOR the election of each of the nominees listed below to serve as directors of Iron Mountain until the 2005 Annual Meeting of Shareholders, or until their successors are elected and qualified.

        Set forth below is the name and age of each director nominated to serve an additional term, his principal occupation and business experience during the past five years and the names of certain other companies of which he served as a director, as of April 1, 2004.

Nominee	Principal Occupations and Business Experience During the Past Five Years
Clarke H. Bailey Age 49	Mr. Bailey is one of our directors, a position he has held since January 1998. Mr. Bailey serves as Chief Executive Officer, Chairman and a director of Glenayre Technologies, Inc., a publicly held company engaged in the development and sale of software and equipment in the wireless communications industry. Mr. Bailey was the Chairman and Chief Executive Officer of each of Arcus Group, Inc., United Acquisition Company and Arcus Technology Services, Inc. from 1995 until their acquisition by Iron Mountain in January 1998. He holds a Master of Business Administration degree from The Wharton School, University of Pennsylvania.
Constantin R. Boden Age 67
Mr. Boden is one of our directors, a position he has held since December 1990. Mr. Boden is the principal of Boden Partners LLC. For 34 years, until January 1995, Mr. Boden was employed by The First National Bank of Boston, most recently as Executive Vice President, International Banking. He holds a Master of Business Administration degree from Harvard Business School.
Kent P. Dauten Age 48
Mr. Dauten is one of our directors, a position he has held since November 1997. He also serves as President of Keystone Capital, Inc., a management and consulting advisory services firm, a position he has held since March 1994. In February 1995, Mr. Dauten founded HIMSCORP, Inc. (d/b/a Records Masters) and served as its President until its acquisition by Iron Mountain in November 1997. Mr. Dauten currently serves as a director of Health Management Associates, Inc., a hospital management firm. Mr. Dauten holds a Master of Business Administration degree from Harvard Business School.

B. Thomas Golisano Age 62
Mr. Golisano is one of our directors, a position he has held since June 1997. Mr. Golisano was Chairman of Safesite Records Management Corporation until its acquisition by Iron Mountain in June 1997. He founded Paychex Inc., a publicly held, national payroll service company, in 1971 and serves as its Chairman, President and Chief Executive Officer. Mr. Golisano serves on the Board of Trustees of Rochester Institute of Technology and on the boards of several privately held companies. He also serves on the boards of numerous non-profit organizations and is the founder of the B. Thomas Golisano Foundation.
John F. Kenny, Jr. Age 46
Mr. Kenny is one of our directors, a position he has held since March 2000. He is also an Executive Vice President and the Chief Financial Officer of the Company, positions he has held since May 1997. Mr. Kenny joined Iron Mountain in 1991 and held a number of operating positions before assuming the position of Vice President of Corporate Development in 1995. Mr. Kenny has also served as a director and the Treasurer of Professional Records and Information Services Management ("PRISM"), a trade group with approximately 530 members. He holds a Master of Business Administration degree from Harvard Business School.
Arthur D. Little Age 60
Arthur D. Little is one of our directors, a position he has held since November 1995. Mr. Little is a principal of A & J Acquisition Company, Inc., which he founded in 1996. He holds a Bachelor of Arts degree in history from Stanford University.
C. Richard Reese Age 58
Mr. Reese is one of our directors, a position he has held since 1990, Chairman of the Board, a position he has held since November 1995, and the Chief Executive Officer of the Company, a position he has held since 1981. He is also the President of the Company, a position he has held since June 2000 and previously held from 1981 until November 1985. Mr. Reese is a member of the investment committee of Schooner Capital, LLC ("Schooner"), a shareholder in the Company. Mr. Reese has also served as the President and a director of PRISM. He is also a director of Ardais Corporation, Bird Dog Solutions, Inc. and Continental Fire, Inc. He holds a Master of Business Administration degree from Harvard Business School.
Vincent J. Ryan Age 68
Mr. Ryan is one of our directors, a position he has held for over ten years. Mr. Ryan is the founder of Schooner and its predecessor, Schooner Capital Corporation. Mr. Ryan has served as the Chairman and Chief Executive Officer of Schooner since 1971, and as its President from 1971 to 1985 and from 1996 to 1999. Prior to November 1995, Mr. Ryan served as Chairman of Iron Mountain's Board.

        Set forth below is the name and age of each executive officer of the Company who is not a director, his principal occupation and business experience during the past five years and the names of certain other companies of which he served as a director, as of April 1, 2004.

Name	Principal Occupations and Business Experience During the Past Five Years
Peter E. Delle Donne Age 58	Mr. Delle Donne is an Executive Vice President of the Company and the President of Iron Mountain Enterprise Solutions and Services, a division of Iron Mountain Information Management, Inc. ("IMIM"), a wholly owned subsidiary of the Company. Prior to February 1, 2003, Mr. Delle Donne was the President of Iron Mountain Digital Archives, a division of IMIM, a position to which he was appointed on May 1, 2001. From 1999 through May 1, 2001, Mr. Delle Donne was Vice President of the North America Enterprise Storage Group, and then Vice President, Worldwide Enterprise Storage Products and Services Solutions for Compaq Computer Corporation. Mr. Delle Donne served as Vice President and General Manager, American Power Conversion, from 1998 through 1999.
Harold E. Ebbighausen Age 49
Mr. Ebbighausen is an Executive Vice President of the Company and the President of Iron Mountain Off-Site Data Protection ("IMOSDP"), a division of IMIM. Prior to September 10, 2001, IMOSDP was a separate subsidiary known as Arcus Data Security, Inc. Mr. Ebbighausen has been an Executive Vice President of the Company since July 1997 and had been the President of Arcus Data Security, Inc. since July 1998.
Robert G. Miller Age 47
Mr. Miller is an Executive Vice President of the Company and the President of Iron Mountain Records Management ("IMRM"), a division of IMIM. Mr. Miller was appointed President of Iron Mountain Records Management, Inc. ("IRM"), the predecessor of IMIM, in March 2001 and had served as the Senior Vice President and Chief Operating Officer of IRM from July 2000, until his appointment as President. Prior to July 2000, Mr. Miller was an Executive Vice President of IRM, a position that he had held since December 1996.

Director Compensation

        Directors who are employees of the Company do not receive additional compensation for serving as directors. Each director who is not an employee of the Company receives an annual retainer fee of $20,000 as compensation for his services as a member of the Board and $1,000 for attendance at Board and committee meetings. In addition, committee chairmen of the Compensation and Nominating and Governance Committees receive an annual retainer of $5,000; the chairman of the Audit Committee receives an annual retainer of $20,000; and the "lead director" receives an annual retainer of $25,000. The Company also has a program by which it grants its nonemployee directors options to purchase shares of the Company's Common Stock every three years in an amount such that the product of the exercise price and the number of shares covered by the grant equals $200,000. Each such option has an exercise price equal to fair market value (as defined in the relevant plan) on the date of grant, vests in equal amounts over a period of three years (subject to the optionee's continuing to be a director) and has a ten year term. Options have been and will continue to be granted under the Iron Mountain Incorporated 2002 Stock Incentive Plan (the "2002 Stock Incentive Plan"). All directors are reimbursed for out-of-pocket expenses incurred in attending meetings of the Board or committees thereof, and for other expenses incurred in their capacities as directors. The Company paid a total of $178,000 in cash for directors fees in respect of services for 2003.

Board of Directors and Committees

        Independence.    The Board is comprised of a majority of directors who qualify as independent directors pursuant to the corporate governance standards for companies listed on the New York Stock Exchange ("NYSE"). In determining independence pursuant to NYSE standards, each year the Board affirmatively determines whether directors have a direct or indirect material relationship with the Company, including its subsidiaries, that may interfere with their ability to exercise their independence from the Company. When assessing the materiality of a director's relationship with the Company, the Board considers all relevant facts and circumstances, not merely from the director's standpoint, but from that of the persons or organizations with which the director has an affiliation. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships.

        The Board has determined that the following directors qualify as independent under NYSE rules: Messrs. Bailey, Boden, Dauten, Golisano and Little. The Board has also determined that Mr. Doggett, who is not seeking re-nomination, is an independent director under the NYSE rules. The Board has concluded that none of these directors possessed the categorical relationships set forth in the NYSE listing standards that prevent independence. None of our independent directors has any relationship with the Company other than his service as a director and on committees of the Board.

        Two of our directors, Messrs. Kenny and Reese, are management employees involved in our day to day activities and are not considered to be independent directors. Additionally, although none of the relationships Mr. Ryan has with the Company would be sufficient to classify him as not independent under NYSE rules, the Board has determined not to consider Mr. Ryan as an independent director due to his position with Schooner, the familial relationship between Mr. Ryan and T. Anthony Ryan, an officer of the Company, and Schooner's lease with the Company.

        Attendance.    During the fiscal year ended December 31, 2003, the Board held four regular meetings and four special meetings and took one action by written consent. Each incumbent director who was then in office, attended at least 75% of the aggregate number of meetings of the Board and all committees thereof on which such director served. All of our directors attended our 2003 annual meeting of shareholders. All directors are expected to attend the annual meeting of shareholders. Our policy with respect to directors attendance at our annual meetings of shareholders can be found in our corporate governance guidelines, the full text of which appears in the "Investor Relations/Corporate Governance" section of our website at www.ironmountain.com.

        Committees.    The Board of the Company has a standing Audit Committee, Executive Committee, Nominating and Governance Committee, Compensation Committee and Stock Incentive Plan Subcommittee of the Compensation Committee (the "Incentive Plan Subcommittee"). The Board has adopted charters for the Audit Committee, Compensation Committee and Nominating and Governance Committee, each of which is available on our website at www.ironmountain.com under the heading "Investor Relations/Corporate Governance." The Board and each of the Audit Committee, Compensation Committee and Nominating and Governance Committee have conducted and will continue to conduct annual self-evaluations. These self-evaluations are intended to facilitate an examination and discussion by the entire Board and each of these committees of their effectiveness as a group in fulfilling charter requirements and other responsibilities, as well as areas for improvement. During the fiscal year ended December 31, 2003, the Audit Committee held eight meetings, the Executive Committee held five meetings and took two actions by written consent, the Compensation Committee held five meetings, the Nominating and Governance Committee held one meeting and the Incentive Plan Subcommittee held three meetings.

        Audit Committee.    The Audit Committee consists of three members, Messrs. Boden (Chairman), Little and Dauten, each of whom is independent as defined by the rules of the Securities and Exchange Commission ("SEC"), NYSE listing standards and the Audit Committee Charter. The Board has determined that Mr. Boden is an audit committee financial expert as defined by the rules of the SEC. Additionally, the Board has determined that each of the three members of the Audit Committee is financially literate as defined by the NYSE listing standards. The Audit Committee operates under a written charter adopted by the Board, which is attached to this proxy as Appendix A. The Audit Committee (1) assists the Board in oversight of the integrity of the Company's financial statements, (2) assists the Board in oversight of the Company's compliance with legal and regulatory requirements, (3) assists the Board in oversight of the independent auditor's qualifications and independence, (4) assists the Board in the performance of the Company's internal audit function and independent auditors, (5) prepares an Audit Committee report as required by the SEC to be included in the annual proxy statement, (6) performs such other duties as the Board may assign to the Committee from time to time and (7) takes other actions to meet its responsibilities as set forth in its written charter. The Audit Committee is also responsible for establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls and auditing matters, including procedures for the confidential and anonymous submission by employees of the Company of any concerns regarding accounting or auditing matters they think may be questionable. Information about these procedures can be found in our Audit Committee Charter as well as on our website in the "Investor Relations/Corporate Governance" section at www.ironmountain.com.

        Executive Committee.    The Executive Committee consists of Messrs. Ryan (Chairman), Reese and Bailey. Between meetings of the Board, the Executive Committee exercises all the powers of the Board in the management and direction of the business and affairs of the Company to the extent not otherwise prohibited by law, the Board, the Company's Amended and Restated Bylaws or Amended and Restated Articles of Incorporation.

        Compensation Committee.    For the year ended December 31, 2003, the Compensation Committee consisted of Messrs. Bailey (Chairman), Boden, Little and Ryan. Each of these directors is independent as defined by NYSE listing standards with the exception of Mr. Ryan, who, as discussed above under "Independence," the Company has determined not to consider independent. Mr. Ryan has resigned from the Compensation Committee effective March 5, 2004. Upon Mr. Ryan's resignation, all of the members of the Compensation Committee qualify as independent under NYSE listing standards. The Compensation Committee (1) creates shareholder value by ensuring market-driven, competitive and equitable compensation system for senior officers that create both short- and long-term incentives, (2) takes actions to retain a skilled, creative and professional management team at the most economical cost, (3) ensures that compensation policies and programs are compliant with applicable laws and are administered without bias or prejudice, (4) takes actions to maintain a compensation philosophy of "paying for performance" for senior management, (5) develops and proposes for consideration by the Board compensation policies for the Company's non-employee directors that enable the Company to retain highly qualified individuals for such positions and (6) takes other actions to meet its responsibilities as set forth in its written charter.

        Nominating and Governance Committee.    The Nominating and Governance Committee consists of Messrs. Little (Chairman), Boden and Golisano, each of whom is independent as defined by NYSE listing standards. The Nominating and Governance Committee, (1) recommends the composition and size of the Board, (2) identifies and recommends candidates for nomination to the Board, (3) recommends to the Board statements of the duties and responsibilities of each committee and subcommittee of the Board, (4) develops and recommends to the Board and implements corporate governance guidelines applicable to the Company, (5) assists the Board in reviewing management succession, (6) develops and monitors an annual process to assess the effectiveness of the Board and the Board's standing committees and (7) takes other actions to meet its responsibilities as set forth in its written charter.

        Incentive Plan Subcommittee.    The Incentive Plan Subcommittee consists of Messrs. Little (Chairman) and Boden, both of whom are "outside" and "non-employee" directors within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder, and Rule 16b-3 under Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), respectively. The Incentive Plan Subcommittee currently administers the 2002 Stock Incentive Plan, including the grant of stock options under the 2002 Stock Incentive Plan to all employees, including executive officers, and directors. The Incentive Plan Subcommittee also administers the 2003 Employee Stock Purchase Plan (the "ESPP"), the Iron Mountain Incorporated 1995 Stock Incentive Plan (the "1995 Plan"), the Iron Mountain Incorporated 1997 Stock Option Plan (the "1997 Plan"), the Iron Mountain/ATSI 1995 Stock Option Plan and the Nonqualified Stock Option Plan of Pierce Leahy Corp., and recommends the adoption of, and any amendments to, all stock incentive plans. There are no shares available for grant under the 1995 Plan and the 1997 Plan, other than shares that become available under such plans in the future as a result of the lapse or cancellation of outstanding stock options. There are no shares available for grant under the Iron Mountain/ATSI 1995 Stock Option Plan or the Nonqualified Stock Option Plan of Pierce Leahy Corp. The Incentive Plan Subcommittee also administers the Iron Mountain Incorporated Executive Deferred Compensation Plan, a nonqualified deferred compensation plan (the "Executive Deferred Compensation Plan").

Meetings of Independent/Non-Management Directors

        In accordance with NYSE listing standards and pursuant to our Corporate Governance Guidelines, our non-management directors meet at regularly scheduled executive sessions and may hold such additional executive sessions as they determine necessary or appropriate. One of our non-management directors, Mr. Ryan, has been determined by the Board not to be considered independent as defined by the NYSE listing standards; the independent directors meet at least once each year without such non-independent director. The Board has named Mr. Boden as the lead director and he acts as the chair of the executive sessions.

Shareholder Communications to Board of Directors

        The Board believes it is important for shareholders and others to have a process to send communications to the Board. Accordingly, any shareholder, security holder or other interested party who desires to communicate with the Board, any individual director, including the lead director, or the independent or non-management directors as a group, may do so by regular mail or e-mail directed to the Secretary of the Company. The Secretary's mailing address is c/o Iron Mountain, 745 Atlantic

Avenue, Boston, Massachusetts 02111; the Secretary's e-mail address is corporatesecretary@ironmountain.com. Upon receiving mail addressed to the Board, the Secretary will assess the appropriate director or directors to receive the message, and will forward the mail to such director or directors without editing or altering it.

Selection of Candidates for Directors

        The Board as a whole is responsible for nominating individuals for election to the Board by the shareholders and for filling vacancies on the Board that may occur between annual meetings of the shareholders. The Board is also responsible for developing and approving criteria, in addition to those set forth in our Corporate Governance Guidelines, for candidates for Board membership. The Nominating and Governance Committee is responsible for seeking candidates to become Board members, consistent with the criteria set forth in the Corporate Governance Guidelines and approved by the Board, and for recommending candidates to the entire Board for selection by the Board for nomination to fill vacancies on the Board or expiring terms of directors at each annual meeting of shareholders.

        Nominees for director will be selected on the basis of their integrity, experience, achievements, judgment, intelligence, personal character, ability to make independent analytical inquiries, willingness to devote adequate time to Board duties, and likelihood that he or she will be able to serve on the Board for a sustained period. The Nominating and Governance Committee will consider, as part of the process for identifying individuals who might be candidates, individuals who are properly recommended by shareholders for nomination by the Board at a meeting of shareholders at which directors are to be elected. To be proper, a recommendation for a nominee for director with respect to a meeting of shareholders must comply with applicable law, the Company's bylaws as described below in "Nominations and Proposals of Shareholders" and the Company's Corporate Governance Guidelines. The Nominating and Governance Committee will consider any suggestions offered by other directors or shareholders with respect to potential directors and there will be no difference in the manner in which potential nominees are evaluated. However, the Nominating and Governance Committee, and the Board, will not be required to enlarge the size of the Board in order to nominate an otherwise fully qualified candidate proposed by a shareholder.

        In 2003, we did not pay a fee to any third party to identify or evaluate or assist in identifying or evaluating potential nominees for our Board. We did not, as of December 19, 2003, receive any recommendations from shareholders for nominees for the Board.

Nominations and Proposals of Shareholders

        The Company expects to hold the 2005 Annual Meeting on May 26, 2005.

        To be eligible for consideration at our 2005 Annual Meeting, shareholder nominations of a person (or persons) to be elected as a director (or directors) must be received at our principal executive office no earlier than December 23, 2004, and no later than January 22, 2005. Shareholder nominations must also be made in compliance with the other requirements for shareholder nominations set forth in our Bylaws and Corporate Governance Guidelines.

        A shareholder who intends to present a proposal at the 2005 Annual Meeting of Shareholders and who wants the proposal included in the Company's 2005 proxy statement and proxy card relating to that meeting must submit the proposal by December 23, 2004. In order for the proposal to be included in the proxy statement, the shareholder submitting the proposal must meet certain eligibility standards and comply with certain procedures established by the SEC, and the proposal must comply with the requirements as to form and substance established by our bylaws and applicable laws and regulations. The proposal must be mailed to the Company's principal executive office, at the address stated herein, and should be directed to the attention of the Chief Financial Officer.

        A shareholder who intends to present a proposal at the 2005 Annual Meeting of Shareholders and who intends to conduct his, her or its own proxy solicitation must submit the proposal to the Company not earlier than January 22, 2005 and not later than February 21, 2005.

Code of Ethics

        We have adopted a Code of Ethics and Business Conduct that applies to each employee, including officers, of the Company and all directors. Our Code of Ethics and Business Conduct is posted on our website at www.ironmountain.com under the heading "Investor Relations/Corporate Governance." A printed copy of our Code of Ethics and Business Conduct is also available free of charge to any shareholder who requests a copy. We intend to satisfy our disclosure requirement regarding any amendment to, or waiver from, a provision of our Code of Ethics and Business Conduct applicable to the Company's chief executive officer, chief financial officer or principal accounting officer or controller by posting such information on our website or in a report on Form 8-K. Any waivers applicable to any other executive officers will also be promptly disclosed to shareholders on our website.

ITEM 2

AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED
ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES
OF COMMON STOCK

Proposed Amendment

        The Pennsylvania General Corporation Law provides that the total number of shares of each class of stock that a corporation is authorized to issue shall be set forth in its Articles of Incorporation. The Company's Amended and Restated Articles of Incorporation (the "Restated Articles") presently authorize the Company to issue 150,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock.

        As of April 1, 2004, 85,841,854 of the authorized shares of Common Stock and no shares of Preferred Stock were issued and outstanding. The Board has unanimously approved, and unanimously recommends that the shareholders of the Company approve, a proposal to amend the first sentence of Article FOURTH of the Restated Articles to increase the number of shares of Common Stock that the Company is authorized to issue from 150,000,000 to 200,000,000 shares. The full text of the first sentence of Article FOURTH of the Articles of Incorporation as proposed to be amended by this proposal is as follows: "FOURTH: The aggregate number of shares which the corporation shall have authority to issue is Two Hundred Ten Million (210,000,000) shares, to be divided into Two Hundred Million (200,000,000) shares of Common Stock, par value $0.01 per share and Ten Million (10,000,000) shares of Preferred Stock, par value $0.01 per share."

Reasons for and General Effect of the Proposed Amendment

        The Board of Directors believes that the current level of authorized shares of Common Stock may restrict the Company's ability to issue or reserve Common Stock for general corporate purposes. The purpose of the proposed amendment is to provide sufficient authorized shares of Common Stock to give the Board the flexibility to issue Common Stock in the future in connection with stock dividends, acquisitions and other transactions that management believes would provide the potential for growth and for other general corporate purposes. If the proposed amendment is adopted, there will be 114,158,146 shares of Common Stock authorized and unissued, based on the number of shares outstanding and reserved as of April 1, 2004.

        No further action or authorization by the Company's shareholders would be necessary prior to the issuance of additional shares of Common Stock, except as may be required for a particular transaction by applicable law or regulatory agencies or by the rules of the NYSE or any other stock exchange on which the Company's securities may then be listed. If additional shares are available, transactions dependent upon the issuance of additional shares would be less likely to be impeded or undermined by delays and uncertainties occasioned by the need to obtain prior shareholder authorization. The ability to issue shares, as deemed in the Company's best interests by the Board, may also permit the Company to avoid expenses incurred in holding special shareholders' meetings in the future.

        At the present time, the Board has no specific plans to issue or reserve additional shares of Common Stock other than in connection with routine grants under the 2002 Stock Incentive Plan or any similar replacement plan and issuances of shares under the ESPP. Shareholders of the Company have no preemptive rights with respect to any shares of the Company's Common Stock.

Required Vote

        The affirmative vote of the holders of a majority of the votes properly cast at the Annual Meeting is required to approve the amendment to the Company's Restated Articles. For purposes of determining whether a majority of the votes have been cast in favor of the approval of the amendment to the Company's Restated Articles, only those cast "For" or "Against" are included, and any abstentions or broker non-votes will not count in making that determination.

        The Board recommends that you vote FOR the proposal to amend the Company's Restated Articles to increase the number of authorized shares of Common Stock from 150,000,000 to 200,000,000.

ITEM 3

AMENDMENT TO THE IRON MOUNTAIN INCORPORATED
2002 STOCK INCENTIVE PLAN

        The Company's Board has unanimously approved, and unanimously recommends that the shareholders of the Company approve, an amendment to the 2002 Stock Incentive Plan, attached as Appendix B, to increase the number of shares of Common Stock authorized for issuance under the 2002 Stock Incentive Plan from 1,352,543 to 3,352,543.

        The Board believes that equity interests are a significant factor in the Company's ability to attract, retain and motivate key employees, directors and other service providers that are critical to the Company's long-term success and that an increase in the number of shares available for issuance under the 2002 Stock Incentive Plan is necessary in order to provide those persons with incentives to serve the Company. In approving the increase in the number of shares reserved for issuance under the 2002 Stock Incentive Plan, the Board considered that only approximately 550,000 shares were available for grant under the 2002 Stock Incentive Plan as of April 1, 2004, the average annual rate of grants during 2001 through 2003, and the portion of the Company's outstanding shares represented by shares subject to options, relative to other publicly held companies in related businesses.

Summary of the 2002 Stock Incentive Plan

        The following summary of the material features of the 2002 Stock Incentive Plan is qualified in its entirety by reference to the complete text of the 2002 Stock Incentive Plan, which is filed as an appendix to the Company's Proxy Statement on Schedule 14A filed in April 2002.

        The 2002 Stock Incentive Plan permits the issuance of equity-based awards, including incentive stock options, nonqualified stock options, grants of Common Stock, whether or not subject to restrictions, and stock appreciation rights. The 2002 Stock Incentive Plan initially reserved 1,352,543 shares of Common Stock. If shareholders approve the amendment to the 2002 Stock Incentive Plan, the total amount of Common Stock reserved will be 3,352,543.

        Purpose, Eligible Individuals, Effective Date and Duration.    The 2002 Stock Incentive Plan was effective April 1, 2002. The purpose of the 2002 Stock Incentive Plan is to encourage employees, officers, directors and consultants of the Company and our subsidiaries who render services to our management, development or operation to continue their association with us by providing favorable opportunities for them to participate in the ownership of our Common Stock and in our future growth through grants of our Common Stock, with or without restrictions, options to acquire our Common Stock and other rights to compensation in amounts determined by the value of our Common Stock (collectively, "Awards"). For this purpose, subsidiaries include corporations, companies, partnerships and other forms of business organizations in which we own directly or indirectly 50% or more of the total combined voting power of all classes of stock or other form of equity ownership or in which we have a significant financial interest. The recipient of an Award is referred to as an "Optionee." At this time, approximately 13,000 persons are eligible to receive options pursuant to the 2002 Stock Incentive Plan.

        The 2002 Stock Incentive Plan will terminate on March 31, 2012, unless earlier terminated by the Board. Termination of the 2002 Stock Incentive Plan will not affect Awards made prior to termination, but no Awards will be made after termination.

        Shares Subject to the 2002 Stock Incentive Plan.    The total number of shares of our Common Stock that may be subject to Awards under the 2002 Stock Incentive Plan may not exceed 1,352,543 shares, or 3,352,543 shares if the amendment is approved. The shares may be authorized but unissued shares or treasury shares. The total amount of Common Stock that may be granted under the Plan to any single person in any calendar year may not exceed in the aggregate 500,000 shares. To the extent that an option or other form of Award lapses or is forfeited, the shares subject to the Award will again become available for grant under the terms of the 2002 Stock Incentive Plan.

        In the event of any change in the number of shares or kind of Common Stock outstanding pursuant to a reorganization, recapitalization, exchange of shares, stock dividend or split or combination of shares, appropriate adjustments will be made to the number of shares of authorized Common Stock, to the number of shares of Common Stock subject to outstanding Awards, to the exercise price per share of options and other forms of Awards and to the kind of shares that may be issued under the 2002 Stock Incentive Plan.

        As of April 1, 2004, 785,064 options to purchase shares of Common Stock were outstanding under the 2002 Stock Incentive Plan.

        Administration.    Although the Board has the authority to administer the Plan, it has generally delegated this authority to the Incentive Plan Subcommittee, which administers all of our equity-based compensation plans. Each member of the Incentive Plan Subcommittee is a "non-employee director" within the meaning of Rule 16b-3 promulgated under the Exchange Act and an "outside director" within the meaning of Section 162(m) of the Code.

        Subject to the terms of the 2002 Stock Incentive Plan, the Incentive Plan Subcommittee has the authority to: (1) select Optionees; (2) determine the terms and conditions of Awards, including the price to be paid by an Optionee for any Common Stock; and (3) interpret the 2002 Stock Incentive Plan and prescribe rules and regulations for its administration.

        Stock Options.    The Incentive Plan Subcommittee may grant incentive stock options and nonqualified stock options under the 2002 Stock Incentive Plan. The Incentive Plan Subcommittee determines the number of shares of Common Stock subject to each option, its exercise price, its duration and the manner and time of exercise. Incentive stock options may be issued only to employees of the Company or of a corporate subsidiary of ours, and the exercise price must be at least equal to the fair market value of the Common Stock as of the date the option is granted. Further, an incentive stock option generally must be exercised within ten years of grant. The Incentive Plan Subcommittee, in its discretion, may provide that any option is subject to vesting limitations that make it exercisable during its entire duration or during any lesser period of time.

        The exercise price of an option may be paid in cash, in shares of Common Stock owned by the Optionee, by delivery of a recourse promissory note secured by the Common Stock acquired upon exercise of the option (provided that such a loan would not be available to any executive officer or director of the Company) or by means of a "cashless exercise" procedure in which a broker transmits to us the exercise price in cash, either as a margin loan or against the Optionee's notice of exercise and confirmation by us that we will issue and deliver to the broker stock certificates for that number of shares of Common Stock having an aggregate fair market value equal to the exercise price, or agrees to pay the exercise price to us in cash upon its receipt of stock certificates.

        In its discretion, and subject to the terms of the 2002 Stock Incentive Plan, the Incentive Plan Subcommittee may grant a reload option to purchase the number of shares of Common Stock delivered to us in full or partial payment of the exercise price on the exercise of any option or in full or partial payment of the tax withholding obligations resulting from the exercise of any option.

        Options are, at the discretion of the Incentive Plan Subcommittee, transferable to members of the Optionee's immediate family or to a family partnership or trust for the benefit of the Optionee's immediate family.

        Stock Appreciation Rights.    The Incentive Plan Subcommittee may also grant stock appreciation rights to Optionees on such terms and conditions as it may determine. Stock appreciation rights may be granted separately or in connection with an option. Upon the exercise of a stock appreciation right, the

Optionee is entitled to receive payment equal to the excess of the fair market value, on the date of exercise, of the number of shares of Common Stock for which the stock appreciation right is exercised, over the exercise price for the Common Stock under a related option, or if there is not a related option, over an amount per share stated in the agreement setting forth the terms and conditions of the stock appreciation right. Payment may be made in cash or other property, including Common Stock, in accordance with the provisions of the applicable agreement. Upon the exercise of a stock appreciation right related to an option, the option will terminate as to the number of shares of Common Stock for which the stock appreciation right is exercised.

        Stock Grants.    The Incentive Plan Subcommittee may issue shares of Common Stock to Optionees, either with or without restrictions, as determined by it in its discretion. Restrictions may include conditions that require the Optionee to forfeit the shares in the event that the holder ceases to provide services to us or one of our subsidiaries before a stated time. Unlike holders of options and stock appreciation rights, the recipient of a stock grant, including a stock grant subject to restrictions, unless otherwise provided for in a restricted stock agreement, has the rights of a shareholder of ours to vote and to receive payment of dividends on the Common Stock.

        Special Bonus Award.    The Incentive Plan Subcommittee may grant in connection with any nonqualified stock option or stock grant a special cash bonus in an amount not to exceed the lesser of (1) the combined federal, state and local income and employment tax liability incurred by the Optionee as a consequence of acquiring Common Stock on the exercise of the option or the grant or vesting of Common Stock, and the related special bonus, or (2) 30% of the imputed income realized by the Optionee on account of the exercise or vesting, and the related special bonus. A grant may also provide that the Company will lend an Optionee an amount not more than the amount described in the preceding sentence, less the amount of any special cash bonus.

        Effect of Certain Corporate Transactions.    If while unexercised Awards remain outstanding under the 2002 Stock Incentive Plan we merge or consolidate with one or more corporations (whether or not we are the surviving corporation), if we are liquidated or sell or otherwise dispose of substantially all of our assets to another entity or if there is a "change in control" then, except as otherwise specifically provided to the contrary in any applicable agreement, the Incentive Plan Subcommittee may in its discretion amend the terms of all unexercised Awards so that either: (1) after the effective date of the event, each Optionee is entitled, upon exercise of an Award, to receive in lieu of Common Stock the number and class of shares of such stock or other securities to which he or she would have been entitled had he or she been a shareholder at the time of the event, or is entitled to receive from the successor entity a new Award of comparable value; (2) each Optionee is given an opportunity to exercise all or some of his or her unexercised Awards during a twenty day period ending with the event, at which time the unexercised Awards will be cancelled; or (3) all unexercised Awards are cancelled as of the effective date of the event in consideration for cash or other consideration with a value equal to the value of the shares the Optionee would have received had the Award been exercised (to the extent exercisable). In addition to the foregoing, the Incentive Plan Subcommittee may in its discretion also amend the terms of an Award by cancelling some or all of the restrictions on its exercise to permit its exercise to a greater extent than that permitted under its existing terms.

        For these purposes, a change of control will be deemed to have occurred if any person (as that term is used in Section 13(d) and 14(d)(2) of the Exchange Act) other than a trust related to any employee benefit plan maintained by the Company becomes the beneficial owner of 50% or more of our outstanding Common Stock, and within the period of 24 consecutive months immediately thereafter, individuals other than (1) individuals who at the beginning of such period constitute the entire Board or (2) individuals whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period, become a majority of the Board.

        Amendments to the 2002 Stock Incentive Plan.    The Board may modify, revise or terminate the 2002 Stock Incentive Plan at any time and from time to time, except that approval of our shareholders is required with respect to any amendment to change the aggregate number of shares of Common Stock that may be issued under the 2002 Stock Incentive Plan or to any person in a year, change the class of persons eligible to receive Awards or make any other changes that require shareholder approval under applicable law. Amendments adversely affecting outstanding Awards may not be made without the consent of the holder of the Award.

        The Board may also amend the 2002 Stock Incentive Plan as necessary to enable awards to qualify for favorable foreign tax treatment in the case of an Optionee who is subject to a tax regime outside the United States.

        Tax Treatment. The following description of the federal income tax consequences of Awards is general and does not purport to be complete.

        Tax Treatment of Options.    An Optionee realizes no taxable income when a nonqualified stock option is granted. Instead, the difference between the fair market value of the Common Stock acquired pursuant to an exercise of an option and the exercise price paid is taxed as ordinary compensation income when the option is exercised. The difference is measured and taxed as of the date of exercise, if the Common Stock is not subject to a "substantial risk or forfeiture," or as of the date or dates on which the risk terminates in other cases. An Optionee may elect to be taxed on the difference between the exercise price and the fair market value of the Common Stock on the date of exercise, even though some or all of the Common Stock acquired is subject to a substantial risk of forfeiture. Gain on the subsequent sale of the Common Stock acquired by exercise of the option is taxed as capital gain. We receive no tax deduction on the grant of a nonqualified stock option, but we are entitled to a tax deduction when the Optionee recognizes ordinary compensation income on or after exercise of the option, in the same amount as the income recognized by the Optionee.

        Generally, an Optionee incurs no federal income tax liability on either the grant or the exercise of an incentive stock option, although an Optionee will generally have taxable income for alternative minimum tax purposes at the time of exercise equal to the excess of the fair market value of the Common Stock subject to the option over the exercise price. Provided that the Common Stock is held for at least one year after the date of exercise of the option and at least two years after its date of grant, any gain realized on a subsequent sale of the Common Stock will be taxed as long-term capital gain. If the Common Stock is disposed of within a shorter period of time, the Optionee will recognize ordinary compensation income in an amount equal to the difference between the sales price and the exercise price or (if less) the difference between the fair market value at the time of exercise and the exercise price. We receive no tax deduction on the grant or exercise of an incentive stock option, but we are entitled to a tax deduction if the Optionee recognizes ordinary compensation income on account of a premature disposition of shares acquired on exercise of an incentive stock option, in the same amount and at the same time as the Optionee recognizes income.

        Tax Treatment of Stock Appreciation Rights.    An Optionee recognizes no income upon the grant of a stock appreciation right, but upon its exercise realizes ordinary compensation income in an amount equal to the cash or cash equivalent that he receives at that time. If the Optionee receives Common Stock upon exercise of the stock appreciation right, he recognizes ordinary compensation income measured by the fair market value of the Common Stock so received (or, if the Common Stock is subject to a substantial risk of forfeiture, at the date or dates on which the risk expires, unless he or she elects to be taxed currently). We are entitled to a tax deduction in the amount of ordinary compensation income recognized.

        Tax Treatment of Stock Grants.    A person who receives a stock grant without any restrictions will recognize ordinary compensation income on the fair market value of the Common Stock over the amount (if any) paid for the Common Stock. If the Common Stock is subject to restrictions, the recipient generally will not recognize ordinary compensation income at the time the award is received, but will recognize ordinary compensation income when restrictions constituting a substantial risk of forfeiture lapse. The amount of such income will be equal to the excess of the aggregate fair market value, as of the date the restrictions lapse, over the amount (if any) paid for the Common Stock. Alternatively, the Optionee may elect to be taxed, pursuant to Section 83(b) of the Code, on the excess of the fair market value of the Common Stock at the time of grant over the amount (if any) paid for the Common Stock, notwithstanding any restrictions. All such taxable amounts are deductible by us at the time and in the amount of the ordinary compensation income recognized by the Optionee.

        Section 162(m) of the Code.    Section 162(m) of the Code generally disallows an income tax deduction to public companies for compensation in excess of $1,000,000 paid in any year to the chief executive officer and any of the four most highly compensated other executive officers, to the extent that this compensation is not "performance based" within the meaning of Section 162(m) of the Code. In the case of a stock plan, the performance-based exception is satisfied if, in addition to other requirements, the plan, including the amount of stock available for grant under the plan, is approved by shareholders, the grants are made by a committee of outside directors, and the amount of compensation a person can receive is based solely on an increase in the value of the Common Stock after grant. If the amendment to increase the number of shares available for grant under the 2002 Stock Incentive Plan is approved by shareholders, one of the requirements for the performance-based exception will be satisfied with respect to shares awarded under the Plan.

Required Vote

        The affirmative vote of holders of a majority of the votes properly cast at the Annual Meeting is required to approve the amendment to the 2002 Stock Incentive Plan to increase the number of shares of Common Stock issuable thereunder from 1,352,543 to 3,352,543. For purposes of determining whether a majority of the votes have been cast in favor of the approval of the amendment to the 2002 Stock Incentive Plan, only those cast "For" or "Against" are included, and any abstentions or broker non-votes will not count in making that determination. Additionally, NYSE rules require that at least a majority of the votes that all shareholders are entitled to cast at the Annual Meeting must vote on the Plan Amendment, whether for or against.

        The Board recommends that you vote FOR the approval of the amendment to the 2002 Stock Incentive Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information known to the Company with respect to beneficial ownership of Common Stock by (1) each director, (2) the Chief Executive Officer and the other four most highly compensated executive officers of the Company (the "Named Executive Officers"), (3) all directors and Named Executive Officers of the Company as a group and (4) each shareholder known by us to be the beneficial owner of more than five percent of the Common Stock. Such information is presented as of March 1, 2004, except as otherwise noted.

	Amount of Beneficial Ownership(1)
Name	Shares	Percent Owned
Directors and Executive Officers
C. Richard Reese(2)	2,340,071	2.7%
John F. Kenny, Jr.(3)	436,702	* %
Harold E. Ebbighausen(4)	45,255	* %
Robert G. Miller(5)	112,495	* %
Peter E. Delle Donne(6)	55,227	* %
Clarke H. Bailey(7)	98,049	* %
Constantin R. Boden(8)	60,448	* %
Kent P. Dauten(9)	1,530,183	1.8%
Eugene B. Doggett(10)	35,093	* %
B. Thomas Golisano(11)	1,872,654	2.2%
Arthur D. Little(12)	55,818	* %
Vincent J. Ryan (13)	7,660,530	8.9%
All directors and executive officers as a group (12 persons)(14)	12,991,152	15.0%
Five Percent Shareholders
Warren E. Buffett(15)	5,018,500	5.9%
Chieftain Capital Management, Inc.(16)	11,228,800	13.1%
T. Rowe Price Associates, Inc.(17)	5,840,078	6.8%
Thomas W. Smith(18)	5,334,259	6.2%
Thomas N. Tryforos(19)	4,599,586	5.4%
Scott J. Vassalluzo(20)	4,611,770	5.4%

*
Less than 1%

(1)
Except as otherwise indicated, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2)
Mr. Reese is a director, Chairman of the Board, Chief Executive Officer and President of the Company. Includes 41,536 shares of Common Stock held in trusts for the benefit of Mr. Reese's children, as to which Mr. Reese disclaims beneficial ownership. Also includes 1,311,373 shares of Common Stock as to which Mr. Reese shares beneficial ownership with Schooner Capital Trust ("Schooner Trust") as a result of a 1995 deferred compensation arrangement, as amended, between Schooner Trust and Mr. Reese relating to Mr. Reese's former services as President of the predecessor corporation to Schooner Trust. Pursuant to such arrangement, upon the earlier to occur of (1) Schooner Trust's sale or exchange of substantially all of the shares of Common Stock held by Schooner Trust or (2) the cessation of Mr. Reese's employment with the Company, Schooner Trust is required to transfer such shares of Common Stock to Mr. Reese or remit to Mr. Reese cash in an amount equal to the then current fair market value of such shares of

  Common Stock. Schooner Trust has agreed to vote the shares of Common Stock subject to such arrangement at the direction of Mr. Reese.

(3)
Mr. Kenny is an Executive Vice President, Chief Financial Officer and a director of the Company. Includes 380,166 shares that Mr. Kenny has the right to acquire pursuant to currently exercisable options, and 1,302 shares of which will be exercisable within 60 days.

(4)
Mr. Ebbighausen is an Executive Vice President of the Company and the President of IMOSDP, a division of IMIM. Includes 29,594 shares that Mr. Ebbighausen has the right to acquire pursuant to currently exercisable options, and 3,221 shares of which will be exercisable within 60 days.

(5)
Mr. Miller is an Executive Vice President of the Company and the President and Chief Operating Officer of IMRM, a division of IMIM. Includes 94,585 shares that Mr. Miller has the right to acquire pursuant to currently exercisable options, and 9,709 shares of which will be exercisable within 60 days.

(6)
Mr. Delle Donne is an Executive Vice President of the Company and the President of Enterprise Solutions and Services, a division of IMIM. Includes 40,512 shares that Mr. Delle Donne has the right to acquire pursuant to currently exercisable options, and 13,531 shares of which will be exercisable within 60 days.

(7)
Mr. Bailey is a director of the Company. Includes 16,343 shares that Mr. Bailey has the right to acquire pursuant to currently exercisable options.

(8)
Mr. Boden is a director of the Company. Includes 16,343 shares that Mr. Boden has the right to acquire pursuant to currently exercisable options.

(9)
Mr. Dauten is a director of the Company. Includes 16,343 shares that Mr. Dauten has the right to acquire pursuant to currently exercisable options.

(10)
Mr. Doggett is a director of the Company. Includes 16,343 shares that Mr. Doggett has the right to acquire pursuant to currently exercisable options.

(11)
Mr. Golisano is a director of the Company. Includes 24,485 shares that Mr. Golisano has the right to acquire pursuant to currently exercisable options.

(12)
Mr. Little is a director of the Company. Includes 45,000 shares held by The Little Family Trust, as to which Mr. Little disclaims beneficial ownership, and 10,818 shares that Mr. Little has the right to acquire pursuant to currently exercisable options.

(13)
Mr. Ryan is a director of the Company. Includes 16,343 shares that Mr. Ryan has the right to acquire pursuant to currently exercisable options. Also includes:

1.
3,129,073 shares held by the Vincent J. Ryan Revocable Trust, dated December 24, 1987 ("Ryan 1987 Trust"). Mr. Ryan, as one of the two trustees of the Ryan 1987 Trust, has sole voting and dispositive power with respect to the 3,129,073 shares.

2.
300,000 shares held by the Carla E. Meyer Three-Year Retained Annuity Trust, dated August 4, 2003 ("Meyer Trust"). Mr. Ryan and Stephen Maiocco are the Trustees of the Meyer Trust. The Trustees of the Meyer Trust have joint voting and dispositive power over such shares.

3.
4,104,114 shares held by Schooner Trust. Mr. Ryan is Chairman and the beneficial owner of Schooner. On December 12, 2003, Schooner assigned to Schooner Trust a certain deferred compensation arrangement, as amended, between Schooner and C. Richard Reese relating to former services by Mr. Reese as President of Schooner. On that same date, Schooner transferred to Schooner Trust a total of 4,104,114 shares. These 4,104,114 shares include 1,311,373 shares as to which Mr. Reese shares beneficial ownership with Schooner Trust as a result of such deferred compensation arrangement described above in note (2). Pursuant to such deferred compensation arrangement, upon the earlier to occur of (i) Schooner Trust's sale or exchange of all or a portion of those 1,311,373 shares, after all other shares of Iron Mountain Common Stock held by Schooner Trust have been sold, or (ii) the cessation of Mr. Reese's employment with Iron Mountain, Schooner Trust is required to transfer such shares (or portion thereof) to Mr. Reese, or remit to Mr. Reese cash in an amount equal to the then current fair market value of such shares. Schooner Trust has agreed to vote the shares subject to such deferred compensation arrangement at the direction of Mr. Reese. Thus Mr. Ryan has sole voting power with respect to 2,792,741 shares held by Schooner Trust, and has sole dispositive power with respect to the entire 4,104,114 shares held by Schooner Trust. Mr. Ryan is President of Schooner Trust and he, and members of his family, are the sole shareholders of Schooner Trust.

  4.
  102,000 shares registered in the name of The Schooner Foundation, a private non-profit foundation, of which Mr. Ryan is a trustee.

  5.
  9,000 shares registered in the name of Citibank, South Dakota, Trustee of the Ryan 1988 Issue Trust, of which Mr. Ryan is the Settlor.

    Mr. Ryan's address is c/o Schooner Capital LLC, 745 Atlantic Avenue, Boston, Massachusetts 02111.

(14)
Includes 689,638 shares that directors and executive officers have the right to acquire pursuant to currently exercisable options.

(15)
The information is as of December 31, 2003 and is based solely on a Schedule 13F filed with the Commission on February 17, 2004 by Berkshire Hathaway Inc. and Warren E. Buffett. Based on the information provided in such Schedule 13F, the relevant members of the filing group, together with their respective addresses are: Berkshire Hathaway Inc., 1440 Kiewit Plaza, Omaha, NE 68131; Warren E. Buffett, 1440 Kiewit Plaza, Omaha, NE 68131; GEICO Corporation, 1 Geico Plaza, Washington, D.C. 20076; Government Insurance Company, 1 Geico Plaza, Washington, D.C. 20076; National Indemnity Company, 3024 Harney Street, Omaha, NE 68131; OBH, Inc., 1440 Kiewit Plaza, Omaha, NE 68131 and Plaza Investment Managers, 1 Geico Plaza, Washington, D.C. 20076. Each of the foregoing-named individual and legal entities has shared voting and dispositive power over 5,018,500 shares.

(16)
The information is presented as of December 31, 2003, and is based solely on a Schedule 13G filed with the Commission on February 13, 2004. These securities are owned by various clients and principals of Chieftain Capital Management, Inc. ("Chieftain"). Chieftain has both shared dispositive power and shared voting power over 11,228,800 shares. The address of Chieftain is 12 East 49th Street, New York, New York 10017.

(17)
This information is presented as of February 24, 2004, and is based solely on a letter received from T. Rowe Price Associates, Inc. ("Price Associates"). Pursuant to such letter, these securities are owned by various individual and institutional investors for which Price Associates serves as independent advisor with power to direct investments and/or sole power to vote the securities. Price Associates has sole voting power over 1,172,799 shares and sole dispositive power over 5,840,078 shares, but disclaims beneficial ownership as to all of these shares. The address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, Maryland 21202.

(18)
This information is presented as of December 31, 2003, and is based solely on a Schedule 13G filed with the Commission on February 17, 2004. Mr. Smith has sole voting and dispositive power over 742,489 shares and has shared voting and dispositive power over 4,591,770 shares with Mr. Tryforos and Mr. Vassalluzo. The address of Mr. Smith is 323 Railroad Avenue, Greenwich, Connecticut 06830.

(19)
This information is presented as of December 31, 2003, and is based solely on a Schedule 13G filed with the Commission on February 17, 2004. Mr. Tryforos has sole voting and dispositive power over 7,816 shares and has shared voting and dispositive power over 4,591,770 shares with Mr. Smith and Mr. Vassalluzo. The address of Mr. Tryforos is 323 Railroad Avenue, Greenwich, Connecticut 06830.

(20)
This information is presented as of December 31, 2003 and is based solely on a Schedule 13G filed with the Commission on February 17, 2004. Mr. Vassalluzo has sole voting and dispositive power over 20,000 shares and has shared voting and dispositive power over 4,591,770 shares with Mr. Tryforos and Mr. Smith. The address of Mr. Vassalluzo is 323 Railroad Avenue, Greenwich, Connecticut 06830.

Executive Compensation

        The following table provides certain information concerning compensation earned by the Chief Executive Officer and the Named Executive Officers measured as of December 31, 2003.

Summary Compensation Table

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation	Number of Shares Underlying Options	All Other Compensation(1)
C. Richard Reese Chairman of the Board and Chief Executive Officer	2003 2002 2001	$770,769 685,577 586,154	$1,168,197 1,300,000 293,077	$0 0 0	0 0 0	$3,453 3,588 2,992
John F. Kenny, Jr. Executive Vice President and Chief Financial Officer	2003 2002 2001	$332,692 310,673 287,308	$201,695 341,740 143,654	$0 0 0	6,510 0 75,000	$3,453 3,143 2,992
Harold E. Ebbighausen President of IMOSDP, a division of IMIM	2003 2002 2001	$284,280 254,250 237,865	$258,000 254,250 95,146	$0 0 0	0 16,103 0	$3,453 2,200 2,992
Robert G. Miller President and Chief Operating Officer of IMRM, a division of IMIM	2003 2002 2001	$283,040 274,250 256,885	$117,949 246,825 75,536	$0 0 0	13,021 0 0	$3,453 3,588 2,992
Peter E. Delle Donne(2) President of Iron Mountain Enterprise Solutions and Services, a division of IMIM	2003 2002 2001	$321,225 295,192 189,231	$94,911 214,980 185,000	$0 0 0	0 0 81,028	$3,453 3,588 885

(1)
Reflects the Company's matching contribution to The Iron Mountain Companies 401(k) Plan for each individual.

(2)
Mr. Delle Donne joined the Company in May 2001.

        The following table sets forth certain information concerning the grant of options to purchase the Company's Common Stock to those Named Executive Officers who were granted options during the year ended December 31, 2003.

Option Grants In 2003

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal Year 2003
Name			Exercise Price ($/Sh)	Expiration Date
					5%	10%
John F. Kenny, Jr.	6,510	1.42%	$38.40	3/26/2013	$407,198	$648,394
Robert G. Miller	13,021	2.84%	$38.40	3/26/2013	$814,458	$1,296,888

(1)
Potential Realizable Value is based on the assumed growth rates for an assumed ten-year option term. Five percent annual growth results in a Common Stock price per share of $62.55, and 10% annual growth results in a Common Stock price per share of $99.60, respectively, for such term. The actual value, if any, an executive may realize will depend on the excess of the market price of the Common Stock over the exercise price on the date the option is exercised. There is no assurance that the value realized by an executive will be at or near the amounts reflected in this table.

        The following table sets forth certain information with respect to stock options during the year ended December 31, 2003 exercised by, and the unexercised options to purchase Common Stock held by, the Named Executive Officers. Mr. Reese does not have any options.

Aggregated Option Exercises In Last Fiscal Year And Fiscal Year End Option Values

			Number of Securities Underlying Unexercised Options at December 31, 2003		Value of Unexercised In-the-Money-Options at December 31, 2003(1)
Name	Shares Acquired On Exercise	Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
John F. Kenny, Jr.	0	$0	380,166	59,540	$9,639,534	$639,844
Harold E. Ebbighausen	0	$0	29,594	23,593	$525,103	$296,456
Robert G. Miller	7,806	$187,097	94,585	39,565	$2,400,073	$476,110
Peter E. Delle Donne	0	$0	40,512	40,516	$608,760	$608,821

(1)
Based on a year-end value of $39.71 per share, less the exercise price.

Equity Compensation Plan Information

        The following provides certain equity compensation plan information with respect to all of our equity compensation plans in effect as of December 31, 2003:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by security holders	3,950,884		$20.59	1,630,616
Equity compensation plans not approved by security holders	0		0	0

Total	3,950,884	(1)	$20.59	1,630,616	(2)

(1)
Includes the 1995 Plan, 1997 Plan, 2002 Stock Incentive Plan and the ESPP.

(2)
Includes the 2002 Stock Incentive Plan and the ESPP. No new grants are being made under the 1995 Plan and 1997 Plan other than shares that become available under such plans in the future as a result of the lapse or cancellation of outstanding stock options under the 1995 Plan and the 1997 Plan.

Compensation Committee Report on Executive Compensation

        The Compensation Committee consists entirely of directors who are not employees of the Company. It is the Compensation Committee's responsibility to review, recommend and approve the Company's compensation policies and programs, including all compensation for the Chief Executive Officer and the other executive officers of the Company for the fiscal year ended December 31, 2003.

        The Incentive Plan Subcommittee consists entirely of directors who are both "non-employee" directors within the meaning of Rule 16b-3 under Section 16 of the Exchange Act and "outside" directors within the meaning of Section 162(m) of the Code and the regulations thereunder, so that grants of options under the 1995 Plan, the 1997 Plan and the 2002 Stock Incentive Plan to executive officers were exempt under Rule 16b-3 and generally eligible for the "performance-based" exception of Section 162(m) of the Code. The Incentive Plan Subcommittee administered the 1995 Plan, the 1997 Plan and the 2002 Stock Incentive Plan and in exercise of that function determined what grants of stock options, restricted stock and stock appreciation rights thereunder were to be made to the Chief Executive Officer and the other executive officers of the Company. The Incentive Plan Subcommittee also administered the Iron Mountain/ATSI 1995 Stock Option Plan, the Nonqualified Stock Option Plan of Pierce Leahy Corp. (although no additional grants were made under those plans), the Executive Deferred Compensation Plan and the ESPP.

        The purpose of the 1995 Plan, the 1997 Plan, the 2002 Stock Incentive Plan and the other stock incentive plans administered by the Incentive Plan Subcommittee is to encourage key employees, directors and consultants of the Company who render services of special importance to, and who contribute materially to the success of, the Company to continue their association with the Company by providing favorable opportunities for them to participate in the ownership of the Company and in its future growth.

        The purpose of the ESPP is to provide employees of the Company with the opportunity to acquire an equity interest in the Company by providing favorable terms for them to purchase the Company's Common Stock.

        The Executive Deferred Compensation Plan is maintained for the purpose of providing deferred compensation to a select group of management and highly compensated employees of the Company. This plan is expected to encourage the continued employment of the participating employees, whose management and individual performance are largely responsible for the success of the Company, and to facilitate the recruiting of key management and highly compensated employees required for the continued growth and profitability of the Company.

        The Compensation Committee determined the salary levels of the Company's executive officers, including the Chief Executive Officer, and other officers for fiscal year 2003, and the amounts of bonuses paid in 2004 for performance in fiscal year 2003. The compensation policies implemented by the Compensation Committee, which combine base salary and incentive compensation in the form of cash bonuses and long-term stock options, are designed to achieve the operating and acquisition strategies and goals of the Company. The Compensation Committee establishes base compensation for executive officers, including the Chief Executive Officer, based upon third-party compensation surveys, taking into account the other compensation components offered by the Company, the size and complexity of the Company, the experience and expected future contributions of each executive officer and other factors. Cash bonuses for executive officers are determined after the completion of each fiscal year, based upon an evaluation of the Company's performance during the year as compared with certain fiscal goals of the Company for the year, together with each executive officer's performance during such year and, in the case of the Chief Executive Officer, pursuant to the 2003 Senior Executive Incentive Program (the "SEIP").

        Section 162(m) of the Code generally disallows an income tax deduction to public companies for compensation in excess of $1,000,000 paid in any year to the Chief Executive Officer or any of the four other most highly compensated executive officers, to the extent that this compensation is not "performance-based" within the meaning of Section 162(m). The Compensation Committee's general policy, subject to all then prevailing relevant circumstances, is to attempt to structure the compensation arrangements of the Company to maximize deductions for federal income tax purposes. In connection with a review of Mr. Reese's compensation package, the Board adopted and the shareholders approved the SEIP in 2003 in part to maximize the deduction for compensation paid to Mr. Reese. With respect to Mr. Reese's bonus paid in 2004 for performance in fiscal year 2003, the Compensation Committee timely certified in writing that the performance goals and other material terms of the SEIP were satisfied. The Compensation Committee also timely established, pursuant to the SEIP, the criteria for any bonus for which Mr. Reese may be eligible in 2005 for performance in fiscal year 2004.

COMPENSATION COMMITTEE CLARKE H. BAILEY,Chairman CONSTANTIN R. BODEN ARTHUR D. LITTLE VINCENT J. RYAN

ADDITIONAL INFORMATION

Change of Control Arrangement

        The 1995 Plan provides for acceleration of the vesting of options and stock appreciation rights if the Company or any wholly owned subsidiary of the Company is a party to a merger or consolidation (whether or not the Company is the surviving corporation) in any transaction or series of related transactions and there is a "Limited Change of Control" of the Company. As of December 31, 2003, there were 309,337 unvested options under the 1995 Plan. The 1997 Plan and the 2002 Stock Incentive Plan do not contain this provision. A Limited Change of Control occurs if after the merger or consolidation (1) individuals who immediately prior to the merger or consolidation served as members of the Board no longer constitute a majority of the Board or the board of directors of the surviving corporation and (2) the voting securities of the Company outstanding immediately prior to the merger or consolidation do not represent (either by remaining outstanding or upon conversion into securities of the surviving corporation) more than 50% of the voting power of the securities of the Company or the surviving corporation immediately after the merger or consolidation.

Compensation Committee Interlocks and Insider Participation

        For the year ended December 31, 2003, the Compensation Committee of the Board consisted of Mr. Bailey, who is the Chairman, and Messrs. Boden, Little and Ryan. Mr. Ryan is the Chairman of the Board and Chief Executive Officer of Schooner and principal shareholder of Schooner Trust. Schooner is a party to a lease as described in "Certain Relationships and Related Transactions." Mr. Ryan resigned from the Compensation Committee effective March 5, 2004 so that the Compensation Committee would consist entirely of independent directors as required by NYSE listing standards.

Certain Relationships and Related Transactions

        Schooner leases space from the Company at the Company's corporate headquarters. Vincent J. Ryan, a director of the Company, is the Chairman of the Board and Chief Executive Officer of Schooner. The lease is a tenancy-at-will and may be terminated by either the Company or by Schooner at any time. As consideration for the lease, Schooner pays rent to the Company based on its pro rata share of all expenses related to the use and occupancy of the premises. The rent paid by Schooner to the Company under such lease was $143,569.73 in the year ended December 31, 2003, and Schooner currently pays annual rent of approximately $169,450. The Company believes that the terms of this lease are no less favorable to it than would have been negotiated with an unrelated third party.

        The Company paid compensation of approximately $265,000 for the year ended December 31, 2003 to Mr. T. Anthony Ryan. Mr. Ryan is Vice President, Real Estate, of the Company and is the brother of Vincent J. Ryan, a director of the Company. The Company believes that the terms of Mr. Ryan's employment are no less favorable to it than would be negotiable with an unrelated third party.

Audit Committee Report

        Management is responsible for the Company's financial reporting process including its system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company's independent auditor is responsible for auditing those financial statements. The Audit Committee's responsibility is to monitor and review these processes.

        The Audit Committee has reviewed and discussed with the independent auditor and management the plan and results of the auditing engagement and the audited financial statements for the fiscal year ended December 31, 2003. The Audit Committee has reviewed with management the scope and nature of the Company's internal auditing controls and has discussed with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committee. In addition, the Audit Committee has received the written disclosures and the letter from the independent auditor required by Independence Standards Board No. 1, Independence Discussions With Audit Committees and discussed with the independent auditor its independence from the Company and its management. The Audit Committee considered whether the provision of nonaudit services by the independent auditor is compatible with maintaining the independent auditor's independence and concluded that it was acceptable at this time.

        The Audit Committee has reported to the Board its activities, conclusions and recommendations. Specifically, in reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003, as filed with the Commission on March 11, 2004. The Audit Committee has approved the reappointment of Deloitte & Touche LLP as the Company's independent auditor for the fiscal year ending December 31, 2004.

AUDIT COMMITTEE CONSTANTIN R. BODEN, Chairman ARTHUR D. LITTLE KENT P. DAUTEN

Auditors

        The Company is not required to submit the selection of the Company's auditors to a shareholder vote. On May 21, 2003, our Audit Committee engaged Deloitte & Touche LLP as the Company's independent public accountants for the fiscal year ending December 31, 2003.

        For a portion of fiscal year 2002, Arthur Andersen LLP acted as the Company's independent public accountants. On June 19, 2002, the Board, upon the recommendation of the Audit Committee and approval of the Executive Committee, dismissed Arthur Andersen as the Company's independent public accountants. The audit reports of Arthur Andersen on the Company's consolidated financial statements for the fiscal year ended December 31, 2001 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal year ended December 31, 2001 and the subsequent interim period through June 19, 2002, there were no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Arthur Andersen's satisfaction, would have caused Arthur Andersen to make reference to the subject matter of the disagreement in connection with its reports. None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within the fiscal year ended December 31, 2001 or within the interim period through June 19, 2002.

        The Company provided Arthur Andersen with a copy of the above disclosures. A letter dated June 19, 2002 from Arthur Andersen stating its agreement with the Company's statements is listed under Item 7 and filed as Exhibit 16.1 and incorporated by reference into the Company's report on Form 8-K filed June 19, 2002.

        During the fiscal year ended December 31, 2001 and the subsequent interim period through June 19, 2002, the Company did not consult with Deloitte & Touche with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements or regarding any other matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

        A representative of Deloitte & Touche is expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders who are present at the Annual Meeting.

        The fees for services provided by Deloitte & Touche LLP to us for the fiscal year ended December 31, 2003 and fees for services provided by Deloitte & Touche for the audit of the 2002 financial statements and services provided by Deloitte & Touche and Arthur Andersen for reviews of the financial statements included in the Company's 2002 quarterly reports were as follows:

	FY 2002	FY 2003
Audit Fees(1)	$693,000	$847,000
Audit-Related Fees(2)	$178,000	$101,000
Tax Fees(3)	$166,000	$640,000

Subtotal	$1,037,000	$1,588,000
All Other Fees(4)	$44,000	$73,000

Total Fees	$1,081,000	$1,661,000

(1)
Includes fees paid to Arthur Andersen for audit services provided in the first quarter of 2002.

(2)
Audit Related Fees include benefit plan audits, due diligence and accounting consultations.

(3)
Tax Fees include tax return preparation, compliance work and foreign jurisdiction tax consulting.

(4)
All Other Fees include employee benefits consultations and purchase of software for accounting services and related services.

        The Audit Committee has established policies and procedures which are intended to control the services provided by our auditors and to monitor their continuing independence. Under these policies, no audit or non-audit services may be undertaken by our auditors unless the engagement is specifically pre-approved by the Audit Committee. The Audit Committee may delegate to one or more members the authority to grant the pre-approvals required by this paragraph. The decisions of any member to whom authority is delegated to pre-approve an activity under this paragraph shall be presented to the full Audit Committee at each of its scheduled meetings.

        The Audit Committee may not approve performance by the independent auditor or its personnel of the following non-audit services for the Company (unless permitted by SEC rules and applicable accounting standards): (1) bookkeeping or other services related to the accounting records or financial statements of the Company; (2) financial information systems design and implementation; (3) appraisal or valuation services, fairness opinions, or contribution in kind reports; (4) actuarial services; (5) internal audit outsourcing services; (6) management functions or human resources; (7) broker or dealer, investment advisor, or investment banking services; and (8) legal services and expert services unrelated to the audit.

        The Audit Committee will not approve engagements of our auditors to perform non-audit services for us if doing so will cause our auditors to cease to be independent within the meaning of applicable SEC or NYSE rules. In other circumstances, the Audit Committee considers among other things, whether our auditors are able to provide the required services in a more or less effective and efficient manner than other available service providers.

        Since May 6, 2003, the date when SEC rules relating to approval of services by auditors became effective, all services for which we engaged our auditors were pre-approved by the Audit Committee. The total fees we paid to Deloitte & Touche and Arthur Andersen for services in 2002 and 2003 are set forth above. The Audit Committee approved the engagement of Deloitte & Touche to provide these non-audit services because they determined that Deloitte & Touche's providing these services would not compromise its independence and that its familiarity with our record keeping and accounting systems would permit it to provide these services with equal or higher quality, quicker and at a lower cost than we could obtain these services from other providers.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires that the Company's executive officers, directors, and persons who own more than ten percent of a registered class of the Company's equity securities file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the Commission. Such executive officers, directors and ten percent shareholders are also required by Commission rules to furnish to the Company copies of all Section 16(a) reports that they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that they were not required to file a Form 5, the Company believes that, during the fiscal year ended December 31, 2003, the Company's executive officers, directors and ten percent shareholders complied with all Section 16(a) filing requirements applicable to such persons, except that each of Jean A. Bua, our Chief Accounting Officer, John F. Kenny, a director and our Chief Financial Officer and Robert G. Miller, President and Chief Operating Officer of IMRM, were late in filing a report on Form 4 relating to options granted to each of them of which they were not notified in time to meet accelerated filing requirements.

Performance Graph

        In February 2000, Iron Mountain merged with Pierce Leahy Corp. in a stock-for-stock merger. In order to provide comprehensive disclosure, the performance graphs for both Iron Mountain and Pierce Leahy prior to the merger are shown below, in addition to a performance graph for the combined company after the merger.

Iron Mountain—Pre-Merger

        The following graph compares the percentage change in the cumulative total return on the common stock of Iron Mountain prior to the merger to the cumulative total returns of the S&P 500 Index and the S&P Small Cap 600 Index for fiscal years 1999, 1998, 1997 and 1996. This comparison assumes an investment of $100 on February 1, 1996 and the reinvestment of any dividends.

*
$100 INVESTED ON 2/1/96 IN STOCK OR ON 1/31/96
IN INDEX—INCLUDING REINVESTMENT OF DIVIDENDS.
FISCAL YEAR ENDING DECEMBER 31.

Pierce Leahy

        The following graph compares the percentage change in the cumulative total return on Pierce Leahy's common stock to the cumulative total returns of the S&P 500 Index and the Russell 2000 Index for fiscal years 1999 and 1998 and for the portion of 1997 that Pierce Leahy's common stock was registered under Section 12 of the Exchange Act. This comparison assumes an investment of $100 on July 2, 1997 and the reinvestment of any dividends.

*
$100 INVESTED ON 7/2/97 IN STOCK OR INDEX—
INCLUDING REINVESTMENT OF DIVIDENDS.
FISCAL YEAR ENDING DECEMBER 31.

Iron Mountain—Post-Merger

        The following graph compares the percentage change in the cumulative total return on the Common Stock of the combined Company after the merger of Iron Mountain and Pierce Leahy on February 1, 2000 to the cumulative total returns of the S&P 500 Index and the Russell 1000 Index for the period from February 1, 2000 through December 31, 2003. This comparison assumes an investment of $100 on February 1, 2000 and the reinvestment of any dividends.

*
$100 INVESTED ON 2/1/00 IN STOCK OR ON 1/31/00
IN INDEX—INCLUDING REINVESTMENT OF DIVIDENDS.
FISCAL YEAR ENDING DECEMBER 31.

Other Matters

        The Board does not know of any other matters that may come before the Annual Meeting. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their best judgment on such matters.

Additional Documentation

        The Company will furnish without charge to any shareholder, upon written or oral request, a copy of the Company's Annual Report on Form 10-K, including the financial statements and the financial statement schedules and other documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. Requests for such documents should be addressed to the Secretary of Iron Mountain Incorporated, 745 Atlantic Avenue, Boston, Massachusetts 02111, telephone number (617) 535-4766.

By Order of the Board of Directors, GARRY B. WATZKE, Secretary

April 22, 2004

Appendix A

AUDIT COMMITTEE
OF
IRON MOUNTAIN INCORPORATED

CHARTER

        The Audit Committee (the "Committee") of the Board of Directors (the "Board") of Iron Mountain Incorporated (the "Company") shall consist of a minimum of three (3) directors, one of whom will act as Chair. The Committee will act by a majority of the members present at a meeting. Meetings may be held in person or by telecommunications pursuant to which all members attending can communicate with each other. In lieu of a meeting, the Committee may act by unanimous written consent. In the event one or more vacancies on the Committee temporarily reduce the number of members to two (2), action taken by the two members of the Committee shall be deemed authorized actions of the Committee. Members of the Committee shall be appointed by the Board of Directors and shall serve until the meeting of the Board occurring immediately after the next following annual meeting of shareholders unless they earlier resign or are removed by the Board acting in its discretion. Unless a Chair is elected by the Board, the members of the Committee may designate a chair by majority vote.

I.    Purpose

        The primary purpose of the Committee is to assist the Board in fulfilling its responsibility to oversee the quality and integrity of, and management's conduct with respect to, the Company's financial reporting process, including oversight of the Company's compliance with legal and regulatory requirements. This role involves:

        (a)   assisting the Board in oversight of the integrity of the Company's financial statements;

        (b)   assisting the Board in oversight of the Company's compliance with legal and regulatory requirements;

        (c)   assisting the Board in oversight of the independent auditor's qualifications and independence;

        (d)   assisting the Board in the performance of the Company's internal audit function and independent auditors;

        (e)   preparing an Audit Committee report as required by the Securities and Exchange Commission ("SEC") to be included in the annual proxy statement; and

        (f)    performing such other duties as the Board may assign to the Committee from time to time.

        While the Committee has the powers and responsibilities set forth in this Charter, it is not the duty of the Committee to prepare the Company's financial statements, to plan or conduct audits of those financial statements, to determine that those financial statements are complete and accurate and in accordance with generally accepted accounting principles, or to determine that disclosures have been properly made. This is the responsibility of the Company's management and the independent auditor.

II.    Duties and Responsibilities

        The Committee shall have the following duties and responsibilities:

        (a)   The Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor (including resolution of any disagreements over financial reporting) for the purpose of preparing or issuing an audit report or performing other audit review or test services, and the independent auditor must report to the Committee.

        (b)   The Committee shall establish procedures for:

          (i)    the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and

          (ii)   the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

        (c)   The Committee shall at least annually review a report by the Company's independent auditor describing the auditor's internal control procedures, any material issues raised by the auditor's most recent quality control review, and assessment of all material relationships between the independent auditor and the Company;

        (d)   The Committee shall discuss the Company's annual and quarterly financial statements with management and the independent auditor (including disclosures under management's discussion and analysis of financial condition and results of operations ("MD&A"));

        (e)   The Committee shall discuss earnings press releases (either individually or generally) with management, as well as financial information and earnings guidance provided to analysts and ratings agencies;

        (f)    The Committee shall periodically discuss with management policies with respect to risk assessment and risk management;

        (g)   The Committee shall periodically hold separate meetings with management, internal auditors and the independent auditor;

        (h)   The Committee shall review with the independent auditor any audit problems or difficulties and management's responses;

        (i)    The Committee shall set policies regarding the hiring of employees or former employees of the independent auditor; and

        (j)    The Committee shall furnish regular reports to the Board concerning the Committee's work.

III.    Membership Qualifications

        All of the members of the Committee shall meet the independence requirements of the SEC, the Corporate Governance Rules of the New York Stock Exchange ("NYSE") listing standards and any other applicable laws and regulations. At least one member of the Committee shall be an audit committee financial expert, as such term is defined by the SEC; all members of the Committee shall be "financially literate," as defined by the NYSE, or shall become financially literate within a reasonable period of time after their appointment; and at least one member of the Committee shall have accounting or related financial management expertise within the meaning of the Corporate Governance Rules of the NYSE listing standards. No member of the Committee shall be a member of the audit committee of more than three publicly held companies unless the Board shall have determined that such simultaneous service does not impair the ability of such member to serve on the Committee.

        No member of the Committee shall (a) directly or indirectly receive from the Company consulting, advisory or other compensatory fees other than Board or Committee fees or similar compensation for serving on the Board or a committee of the Board; or (b) be an "affiliated person" (as defined by SEC rules and regulations) of the Company or any subsidiary thereof, unless permitted by an exemption provided by such rules and regulations. The Company shall make required disclosure of any exception in its annual proxy statement.

IV.    Periodic Reviews and Other Activities

        The following functions shall be the regular recurring activities of the Committee in carrying out its oversight function and its responsibilities. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

        (a)   Quarterly, in connection with the preparation of each periodic report of the Company, the Committee shall review with management and the independent auditor:

            (i)  The Company's financial statements, including the Company's disclosures under MD&A, to be included in the Company's periodic reports, prior to the filing of such reports with the SEC. Such review shall specifically include a discussion with management regarding:

            (A)  Critical accounting estimates and judgments including how policies were chosen among alternatives, the methodology of applying those estimates and policies, and the assumptions made, and the impact of changes in, those policies, both qualitatively and quantitatively;

            (B)  Material off-balance sheet transactions, arrangements, obligations (including contingent obligations) and other relationships of the Company with unconsolidated entities or other persons, that may have a material current or future effect on financial condition, changes in financial condition, results of operations, liquidity, capital resources, capital reserves or significant components of revenues or expenses; and

            (C)  Related-party transactions.

           (ii)  Any analysis prepared by management and/or the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of such financial statements, including analyses of the effects of the application of alternative generally accepted accounting principles ("GAAP") on the financial statements.

        (b)   Quarterly, in connection with the preparation of each periodic report of the Company, the Committee shall review: (i) management's disclosures to the Committee under Section 302 of the Sarbanes-Oxley Act and (ii) the CEO and CFO certifications to be filed pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act, and the bases therefor.

        (c)   At least quarterly, the Committee shall meet, separately, with management, the internal auditing staff, and the independent auditor to review and discuss the Company's auditing and accounting principles and practices and financial statement presentations that could significantly affect the Company's financial statements, any changes in the Company's selection or application of accounting principles suggested by the independent auditor, internal auditing staff or management and any major issues as to the quality and adequacy of the Company's internal controls.

        (d)   At least annually, the Committee shall obtain and review a report by the independent auditor describing: (i) the firm's internal quality-control procedures; and (ii) any material issues raised by (a) the most recent internal quality-control review, or peer review, of the firm, or (b) any inquiry or investigation by governmental or professional authorities, within the preceding five (5) years, respecting one (1) or more independent audits carried out by the firm, and any steps taken to deal with any such issues. In addition, the Committee shall verify that the independent auditor is registered with the Public Company Accounting Oversight Board ("PCAOB"), review any public reports of the PCAOB disciplining the independent auditor and review any recent inspection reports of the independent auditor.

        (e)   In connection with any audit, the independent auditor shall inform the Committee about:

            (i)  All critical accounting policies, alternative GAAP methods or departures from GAAP discussed with management and their ramifications, and the independent auditor's preferred alternative; and

           (ii)  Other material written communications between the independent auditor or its firm and management, such as any management letter or schedule of unadjusted differences.

        (f)    At least annually, the Committee shall evaluate the independence of the independent auditor by:

            (i)  Discussing with the independent auditor any relationships between the independent auditor and the Company (consistent with Independence Standards Board Standard No. 1) and their impact on the independent auditor's independence;

           (ii)  Considering whether there should he a rotation of the audit firm in order to ensure auditor independence; and

          (iii)  Confirming that the lead (or coordinating) audit partner (the audit partner having primary responsibility for the audit) has not performed audit services for the Company for each of the past five (5) fiscal years, and that other audit partners have not performed services for the Company for such periods of time as would be prohibited by SEC rules or applicable accounting standards. The Committee shall also review and evaluate the lead audit partner.

        (g)   The Committee shall prepare the report required by the SEC to be included in the Company's annual proxy statement and review and approve all other disclosures regarding the Committee and the performance of its duties to be included in such proxy statement or in any other document required by applicable securities laws or stock exchange listing requirements or rules;

        (h)   The Committee shall regularly review with the independent auditor:

            (i)  Any problems or difficulties encountered in the course of the audit work, including any restrictions on the scope of the activities or access to requested information, and the Company's response;

           (ii)  Any disagreements with management;

          (iii)  Any changes required in the planned scope of the internal audit; and

          (iv)  The internal audit department responsibilities, budget and staffing.

        (i)    Periodically, the Committee shall meet with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, and to discuss guidelines and policies to govern the process by which risk assessment and management is undertaken. This review must include a discussion of any significant deficiencies and material weaknesses or other major adequacy issues in the design or operation of internal control over financial reporting and any fraud (without regard to materiality) involving management or employees with a significant role in the Company's internal control over financial reporting. The Committee shall discuss any special steps adopted in light of material control deficiencies.

        (j)    Periodically, the Committee shall review with management, the independent auditor, the internal auditing staff and the Company's counsel, as appropriate, any legal, regulatory or compliance matters (including any material reports or inquiries received from regulators or governmental agencies) that could have a significant impact on the Company's financial statements, including significant changes in accounting standards or rules as promulgated by the PCAOB, the Financial Accounting Standards Board, the SEC or other regulatory authorities with relevant jurisdiction.

        (k)   The Committee shall discuss the general contents of earnings press releases (including the use of "pro forma" or "adjusted" or other non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies.

        (l)    The Committee shall preapprove all audit (including comfort letters and statutory audits) and non-audit services, other than as provided in the following sentence. The preapproval requirement is waived with respect to the provision of non-audit services for the Company, if:

            (i)  The aggregate amount of all such non-audit services provided to the Company constitutes no more than five percent (5%) of the total amount of revenues paid by the Company to the independent auditor during the fiscal year in which the non-audit services are provided;

           (ii)  Such services were not recognized by the Company at the time of the engagement to be non-audit services; and

          (iii)  Such services are promptly brought to the attention of the Committee and approved prior to the completion of the audit by the Committee or by one or more members of the Committee to whom authority to grant such approvals has been delegated by the Committee.

        The Committee may delegate to one or more members the authority to grant the preapprovals required by this paragraph. The decisions of any member to whom authority is delegated to preapprove an activity under this paragraph shall be presented to the full Committee at each of its scheduled meetings.

        The Committee's policies and procedures for such approvals of audit and non-audit services, and any waivers of approvals pursuant to the foregoing prohibitions, shall be disclosed in, or included with, the Company's annual proxy statement and annual report filed with the SEC.

        The Committee may not approve performance by the independent auditor or its personnel of the following non-audit services for the Company (unless permitted by SEC rules and applicable accounting standards): (1) bookkeeping or other services related to the accounting records or financial statements of the Company; (2) financial information systems design and implementation; (3) appraisal or valuation services, fairness opinions, or contribution in kind reports; (4) actuarial services; (5) internal audit outsourcing services; (6) management functions or human resources; (7) broker or dealer, investment advisor, or investment banking services; and (8) legal services and expert services unrelated to the audit.

        (m)  The (i) Committee shall determine the appropriate funding for payment of compensation (1) to the independent auditor for the purpose of rendering or issuing an audit report or any other services provided by the independent auditor; and (ii) to any advisors retained by the Committee to assist in carrying out its duties.

        (n)   The Committee shall review and consider with the independent auditor the matters required to be discussed by Statement of Auditing Standards No. 61.

        (o)   The Committee hereby establishes a policy that the Company may not hire employees or former employees of the independent auditor if their status as employees would cause an independent director to cease being an independent director under NYSE listing standards or SEC rules and regulations or would cause the independent auditor to cease being independent under applicable SEC rules and regulations or the standards of the PCAOB.

        (p)   The Committee shall review and consent to the appointment and replacement of the Company's senior internal audit director, approve the annual internal audit plan, and annually review the performance of the internal auditing staff.

        (q)   The Committee shall review the significant reports to management prepared by the internal auditing staff or the independent auditor, respectively, and management's responses.

        (r)   The Committee shall at least annually review this Charter and propose to the Board any amendments it deems appropriate.

V.    Meetings

        The Committee shall meet four (4) times per year on a quarterly basis, or more frequently as circumstances require. The Committee may ask members of management, the internal auditing staff, the independent auditor and others to attend Committee meetings and to provide pertinent information, as necessary. The Committee shall meet in separate executive sessions with management, the internal auditing staff and the independent auditor to discuss any matters that the Committee (or any of these groups) believes should be discussed privately.

VI.    Subcommittees

        The Committee shall have the authority to delegate any of its responsibilities to subcommittees as the Committee may deem appropriate in its sole discretion.

VII.    Miscellaneous

        The Committee shall have authority to retain independent legal, accounting or other consultants to assist and advise the Committee in the performance of its purposes, duties and responsibilities. The Committee shall have sole authority to approve related fees and retention terms.

        The Committee shall report its actions and recommendations to the Board after each Committee meeting and shall conduct and present to the Board an annual performance evaluation of the Committee.

Adopted: June 1, 2000

Amended and Restated: March 4, 2004

Appendix B

FIRST AMENDMENT TO THE IRON MOUNTAIN INCORPORATED
2002 STOCK INCENTIVE PLAN

As adopted by resolution of the
Board of Directors on March 4, 2004
and submitted for approval by the Shareholders on May 27, 2004

1.
Section 3 of the Iron Mountain Incorporated 2002 Stock Incentive Plan (the "2002 Plan") is amended by deleting the number "1,352,543" and inserting therefore "3,352,543."

2.
Except as hereinabove amended, the provisions of the 2002 Plan shall remain in full force and effect.

B-1

PROXY

IRON MOUNTAIN INCORPORATED

745 ATLANTIC AVENUE
BOSTON, MASSACHUSETTS 02111

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints C. RICHARD REESE and JOHN F. KENNY, JR., and each of them, as proxies of the undersigned, each with the power to appoint his substitute, and hereby authorizes both of them, or either one if only one be present, to represent and to vote, as designated on the reverse hereof, all the common stock, $.01 par value per share, of Iron Mountain Incorporated held of record by the undersigned or with respect to which the undersigned is entitled to vote or act at the Annual Meeting of Shareholders to be held on May 27, 2004 at 10:00 a.m., local time, or any adjournment or postponement thereof.

        This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR all of the Directors listed in Proposal 1, FOR the approval of the amendment to the Company's Amended and Restated Articles of Incorporation described in Proposal 2 and FOR the approval of the amendment to the Iron Mountain Incorporated 2002 Stock Incentive Plan described in Proposal 3.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

PROXY
[LOGO OF IRON MOUNTAIN INCORPORATED]

April    , 2004

Dear Shareholder:

        It is a pleasure to invite you to the Company's 2004 Annual Meeting in Boston, Massachusetts on Thursday, May 27, 2004, at 10:00 a.m., local time, at the offices of Sullivan & Worcester LLP, One Post Office Square, 21st Floor, Boston, Massachusetts.

        The Annual Report to Shareholders, Notice of Meeting, proxy statement and form of proxy are included herein. The matters listed in the Notice of Meeting are described in detail in the proxy statement.

        The vote of every shareholder is important. Mailing your completed proxy will not prevent you from voting in person at the meeting if you wish to do so.

        Please sign, date and promptly mail your proxy. Your cooperation will be greatly appreciated.

        Your Board of Directors and management look forward to greeting those shareholders who are able to attend.

Sincerely, C. RICHARD REESE Chairman of the Board and Chief Executive Officer

[PROXY]

DETACH HERE
☒	Please mark votes as in this example.
1.	Election of the following directors
	Nominees:	(01)	Clarke H. Bailey
		(02)	Constantin R. Boden
		(03)	Kent P. Dauten
		(04)	B. Thomas Golisano
		(05)	John F. Kenny, Jr.
		(06)	Arthur D. Little
		(07)	C. Richard Reese
		(08)	Vincent J. Ryan

	FOR ☐		WITHHOLD ☐
☐ For all nominees except as noted above
2. Approve the adoption of the amendment to the Company's Amended and Restated Articles of Incorporation.
FOR ☐	AGAINST ☐	ABSTAIN ☐
3. Approve the adoption of the amendment to the Iron Mountain Incorporated 2002 Stock Incentive Plan.
FOR ☐	AGAINST ☐	ABSTAIN ☐
4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
MARK HERE IF YOU PLAN TO ATTEND THE MEETING ☐
MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT ☐

Note: Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer or if a partnership, please sign in full partnership name by an authorized person.
Signature:	Date:	Signature:	Date:

QuickLinks

GENERAL INFORMATION
ITEM 1
ITEM 2
ITEM 3
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
ADDITIONAL INFORMATION
  Appendix A
  Appendix B
PROXY